News Release

Qorvo® Announces Appointment of Philip Chesley
as President of Infrastructure & Defense Products

GREENSBORO, N.C., Nov. 3, 2021 -- Qorvo® (NASDAQ: QRVO), a leading provider of innovative RF solutions that connect the world, today announced the appointment of Philip Chesley as president of Qorvo’s Infrastructure & Defense Products segment, effective November 1, 2021. Mr. Chesley will report to Bob Bruggeworth, president and chief executive officer of Qorvo, and he will succeed James Klein, who previously announced his intention to retire from the company.

Bob Bruggeworth said, “We are extremely pleased that Philip Chesley is joining Qorvo to head our diverse and growing Infrastructure & Defense Products (IDP) business. Philip has a proven track record growing world-class organizations at leading technology companies. His deep expertise in RF, power, data communications, automotive, industrial and aerospace/defense markets will serve Qorvo well as he leads our talented IDP team to drive growth.”

Mr. Chesley most recently served as vice president and general manager of the Industrial and Communications Business Unit at Renesas. He was previously senior VP and general manager of the Automotive, Aerospace and Analog Product Group at Intersil, which was acquired by Renesas in 2017. He joined Intersil in 2004 and served in several executive leadership roles. Prior to that, he was a founder and a director at Primarion, a pioneer in software-programmable digital multiphase power architectures, which was purchased by Infineon. Mr. Chesley earned an MBA from Duke University’s Fuqua School of Management and a Bachelor of Science degree from Brigham Young University.

Bob Bruggeworth added, “We are grateful to James Klein for his years of commercial and technology leadership of IDP. James and his teams have established Qorvo as a leader in high value markets while more than doubling the size of the business and diversifying Qorvo’s business mix. We thank James for his many contributions to Qorvo’s success and wish him the very best as he retires.”

About Qorvo
Qorvo (Nasdaq: QRVO) makes a better world possible by providing innovative Radio Frequency (RF) solutions at the center of connectivity. We combine product and technology leadership, systems-level expertise and global manufacturing scale to quickly solve our customers' most complex technical challenges. Qorvo serves diverse high-growth segments of large global markets, including advanced wireless devices, wired and wireless networks and defense radar and communications. We also leverage unique competitive strengths to advance 5G networks, cloud computing, the Internet of Things, and other emerging applications that expand the global framework interconnecting people, places and things. Visit www.qorvo.com to learn how Qorvo connects the world.

Qorvo is a registered trademark of Qorvo, Inc. in the U.S. and in other countries. All other trademarks are the property of their respective owners.

Media Contact: Brent Dietz Qorvo Director of Corporate Communications W + 1 336-678-7935 brent.dietz@qorvo.com

This press release includes "forward-looking statements" within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include, but are not limited to, statements about our plans, objectives, representations and contentions, and are not historical facts and typically are identified by use of terms such as "may," "will," "should," "could," "expect," "plan," "anticipate," "believe," "estimate," "predict," "potential," "continue" and similar words, although some forward-looking statements are expressed differently. You should be aware that the forward-looking statements included herein represent management's current judgment and expectations, but our actual results, events and performance could differ materially from those expressed or implied by forward-looking statements. We do not intend to update any of these forward-looking statements or publicly announce the results of any revisions to these forward-looking statements, other than as is required under U.S. federal securities laws. Our business is subject to numerous risks and uncertainties, including those relating to fluctuations in our operating results; our substantial dependence on developing new products and achieving design wins; our dependence on several large customers for a substantial portion of our revenue; the COVID-19 pandemic materially and adversely affecting our financial condition and results of operations; a loss of revenue if defense and aerospace contracts are canceled or delayed; our dependence on third parties; risks related to sales through distributors; risks associated with the operation of our manufacturing facilities; business disruptions; poor manufacturing yields; increased inventory risks and costs due to timing of customer forecasts; our inability to effectively manage or maintain evolving relationships with platform providers; our ability to continue to innovate in a very competitive industry; underutilization of manufacturing facilities as a result of industry overcapacity; unfavorable changes in interest rates, pricing of certain precious metals, utility rates and foreign currency exchange rates; our acquisitions and other strategic investments failing to achieve financial or strategic objectives; our ability to attract, retain and motivate key employees; warranty claims, product recalls and product liability; changes in our effective tax rate; changes in the favorable tax status of certain of our subsidiaries; enactment of international or domestic tax legislation, or changes in regulatory guidance; risks associated with environmental, health and safety regulations, and climate change; risks from international sales and operations; economic regulation in China; changes in government trade policies, including imposition of tariffs and export restrictions; we may not be able to generate sufficient cash to service all of our debt; restrictions imposed by the agreements governing our debt; our reliance on our intellectual property portfolio; claims of infringement of third-party intellectual property rights; security breaches and other similar disruptions compromising our information; theft, loss or misuse of personal data by or about our employees, customers or third parties; provisions in our governing documents and Delaware law may discourage takeovers and business combinations that our stockholders might consider to be in their best interests; and volatility in the price of our common stock. These and other risks and uncertainties, which are described in more detail in Qorvo's most recent Annual Report on Form 10-K and in other reports and statements filed with the Securities and Exchange Commission, could cause actual results and developments to be materially different from those expressed or implied by any of these forward-looking statements.
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